UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015 (February 23, 2015)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 23, 2015, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) entered into an Amended and Restated  Collaboration Agreement (the “Amended Collaboration Agreement”) with Sanofi-Aventis US LLC (“Sanofi”), which amended and restated the Collaboration Agreement by and between Sanofi (as successor in interest to Aventis Pharmaceuticals Inc.) and Regeneron dated September 5, 2003, as amended (the “Original Collaboration Agreement”).  A summary description of the Amended Collaboration Agreement is provided below.

Under the terms of the Amended Collaboration Agreement, Sanofi will be solely responsible for the development and commercialization of ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion for cancer indications worldwide.  Sanofi will bear the cost of all development and commercialization activities and will reimburse Regeneron for its costs for any such activities.  Sanofi will pay Regeneron a percentage of aggregate net sales of ZALTRAP during each calendar year, which percentage shall be from 15% to 30%, depending on the aggregate net sales of ZALTRAP in such calendar year. Regeneron will also be paid for all quantities of ZALTRAP manufactured by it pursuant to the Supply Agreement described below.  Regeneron will no longer be required to reimburse Sanofi for fifty percent (50%) of the development expenses that Sanofi funded for the development of ZALTRAP under the Original Collaboration Agreement.

Unless terminated earlier in accordance with its provisions, the Amended Collaboration Agreement will continue to be in effect until such time as neither Sanofi nor its affiliates or sublicensees is developing or commercializing ZALTRAP and such discontinuation of development and commercialization is acknowledged by both Regeneron and Sanofi to be permanent.

In connection with entering into the Amended and Restated Collaboration Agreement, Regeneron and Sanofi Winthrop Industrie (“SWI”), an affiliate of Sanofi, entered into an Amended and Restated Commercial Manufacturing and Supply Agreement for ZALTRAP (the “Supply Agreement”) pursuant to which Regeneron will manufacture and supply to SWI quantities of ZALTRAP, as described in the Supply Agreement, through the earlier of 2021 or the date SWI or one of its affiliates receives regulatory approval to manufacture ZALTRAP at one of its facilities, or a facility of a third party.

The foregoing description of the Amended Collaboration Agreement is qualified in its entirety by reference to the full text of the Amended Collaboration Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary

Date: February 27, 2015